SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

Date of Report:
April 10, 2003

BAR HARBOR BANKSHARES

MAINE (State)	841105-D (Commission File Number)	01-0293663 (IRS Employer ID)

Address of Principal Executive Officers:

PO Box 400, 82 Main Street
Bar Harbor, ME 04609-0400

Registrant’s Telephone Number: (207) 288-3314

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

Bar Harbor Bankshares ("the Company") previously reported that Bonnie R. McFee, a former officer and employee of its wholly owned subsidiary BTI Financial Group ("BTI") and BTI’s subsidiary, Dirigo Investments, notified BTI in January 2002 of her resignation from all of her positions and made monetary demands for severance and other benefits under her employment agreement. These matters were submitted to a binding arbitration proceeding in order to determine the rights of the parties.

On Friday, April 4, 2003, the Company received a written "Arbitration Award" in which the independent arbitrator found in favor of the Company and BTI and rejected all of Ms. McFee’s claims under her employment agreement. This decision of the arbitrator with regard to Ms. McFee’s employment agreement claims is binding and final.

ITEM 7 – FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements: Not applicable

(b) Pro forma financial information: Not applicable

(c) Exhibits: None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2003

BAR HARBOR BANKSHARES

Joseph M. Murphy
President and Chief Executive Officer